DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                              August 29, 2007


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


       Re:	Dryden National Municipals Fund, Inc. (the "Fund")
             File No. 811-2992

Ladies and Gentlemen:

       Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended June 30, 2007. This Form N-SAR was filed using the EDGAR System.

                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary








       This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2007.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
          Floyd L. Hoelscher	Jonathan D. Shain
Assistant Secretary





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